FOR IMMEDIATE RELEASE                                              EXHIBIT 99.1


Contact: Rebecca Winning
                  InfoNow Corporation
                  (303) 293-0212
                  rwinning@infonow.com


                  INFONOW ANNOUNCES FIRST QUARTER 2005 RESULTS

   Company signs four new clients; projects significantly improved bottom-line results in the second quarter.

DENVER, April 28, 2005 - InfoNow Corporation (NASDAQ: INOW), a leading provider of channel visibility and channel management solutions, today announced first quarter 2005 financial results.

For the first quarter of 2005, the Company reported:

- Revenue of $2.3 million, compared to revenue of $3.0 million in the first quarter of 2004;
- A net loss of $1.1 million, or ($0.11) per share, compared to net income of $114,000, or $0.01 per share, in the first quarter of 2004;
- Operating cash use of $424,000, compared to operating cash flow of $310,000 in the first quarter of 2004; and
- Total cash use of $460,000 versus total cash flow of $555,000 in the same period a year ago.

InfoNow's first quarter results reflect the full-quarter effect of a $222,000 reduction in monthly service fees from its largest client and a loss of $0.04 per share related to one-time severance expense booked during the quarter. The Company had projected revenues in the range of $2.2 million to $2.3 million, a net loss in the range of ($0.10) - ($0.12) per share and cash use of approximately $400,000 for the quarter.

"While we were not satisfied with our first quarter financial results, we executed well on a number of fronts," said Harry Herbst, interim CEO of InfoNow. "We signed four new clients and renewed and significantly expanded services with existing clients. We continued to develop positive relationships with key selling partners. And we continued initiatives to improve the efficiency of our operations."

The Company reported the following performance highlights for the first quarter.

InfoNow signed a number of Channel Insight agreements with leading technology companies, including: - a new agreement with a leading provider of information storage and management solutions; - a new agreement with the world leader in digital media silicon solutions; and - a multi-year renewal and service expansion with a leading manufacturer of printing supplies.

                                     -more-

InfoNow Announces First Quarter 2005 Results - Page 2 of 4

On April 27, 2005, InfoNow reached an agreement with its largest client to extend an existing Channel Insight agreement through October 2005. During the extended term, this client has agreed to continue to pay InfoNow for its Channel Insight software and services a monthly fee of $90,000. In addition, InfoNow continues to perform other Channel Insight services for this client under a separate agreement for a monthly fee of $58,000. These agreements extend this client's total monthly service fee of $148,000 for Channel Insight through October 2005, while InfoNow continues to pursue a significant expansion of this client's Channel Insight deployment.

InfoNow also signed a number of Channel Management agreements, including agreements with:

- Banco Popular de Puerto Rico, a leading Puerto Rican financial institution and the largest Hispanic bank in the United States; and
- Werner Co., a leading North American manufacturer of ladders and ladder supplies.

During the first quarter, InfoNow renewed and/or expanded service agreements with approximately thirty percent of its existing clients.

Also during the quarter, InfoNow significantly expanded field-selling trials with a key partner by rolling out Channel Insight to its partner's North American sales team and by closing its first joint sales opportunity. The Company also engaged with two large systems integrators to pursue specific joint opportunities.

"While this remains an early-stage market, with all the challenges an early-stage market entails, I am increasingly convinced of the value of our Channel Insight solution and its ability to deliver value to customers, employees and shareholders," Herbst stated. "Most telling to me is the number of potential partners that have engaged with us. These potential partnerships are a cornerstone of our growth strategy and can deliver results much more quickly than we could on our own. As it stands, these relationships are early-stage, but represent significant growth potential for InfoNow."

"Going forward, our cost structure should benefit as we capture the full-quarter impact of recent cost reduction initiatives and eliminate first-quarter costs related to severance payments and year-end reporting," Herbst continued. "Consequently, we expect to deliver a significant improvement in bottom line results in the second quarter."

The Company provided the following guidance for InfoNow's expected performance:

In the second quarter of 2005, the Company expects revenue in the range of $2.2 million to $2.3 million, a net loss of ($0.02) to ($0.04) per share and a smaller sequential cash use.


                                     -more-

InfoNow Announces First Quarter 2005 Results - Page 3 of 4

InfoNow will hold a dial-in conference call at 9:00 a.m. (MDT) on Thursday, April 28, 2005 to review results of operations for the first quarter of 2005. Investors can access the call by dialing 1-800-366-7417. The call also will be broadcast live and archived on the company's corporate Web site at www.infonow.com. Visitors can access the audio Web cast by visiting the Investor Relations section of the Web site and following the conference call prompts.

About InfoNow Corporation

InfoNow (Nasdaq:INOW) provides channel management and channel visibility software and services to companies that sell through complex channel partner networks. The Company's Channel Insight solution gives companies rich, timely and actionable data on channel sales, including enhanced market intelligence on partners and end customers. It also includes tools to help clients use this data to profitably grow their business, through detailed customer segmentation and profiling, targeted opportunity generation, robust partner tracking and analysis, closed-loop opportunity tracking, sales credit assignment, and more. The Company also offers channel management solutions for partner profiling and referrals, lead generation and management, and partner relationship management. Since 1996, InfoNow has helped leading companies such as Apple, Avaya, Bank of America, EMC, Enterasys Networks, Hewlett-Packard, StorageTek, Visa and Wachovia better serve their end customers through complex channel networks. InfoNow is based in Denver, Colorado. For more information, please visit the Company's Web site at www.infonow.com.

The statements made in this press release represent InfoNow's views as of the date of this press release, and it should not be assumed that the statements made herein remain accurate as of any future date. InfoNow undertakes no duty to any person to provide any interim update under any circumstances, except as otherwise required by law. This press release contains forward-looking statements, including statements relating to the Company's expectations for financial results in the second quarter of 2005. Statements regarding future events are based on InfoNow's current expectations and are necessarily subject to associated risks related to, among other things, the Company's ability to meet its objectives. Factors that could affect the Company's ability to achieve its objectives include the following: the Company may not be successful in forecasting customer demand for its solutions; extended sales cycles could have a negative impact on the timing of sales, implementations and revenue recognition; the Company may not be successful in its efforts to extend and expand a key customer contract; strategic partnerships may not provide revenue contributions as quickly as anticipated; the Company may not collect cash payments from customers as quickly as anticipated; the Company may not achieve operational efficiencies as quickly as anticipated; and/or the Company may not develop and deploy its software and services as expected.
In light of these and other risks, there can be no assurance that the forward-looking statements contained in this press release will in fact be realized. Actual events or results may differ materially. Detailed information on factors that could cause actual results to differ materially from forward-looking statements made in this release are contained in the Company's reports on form 10-KSB and 10-QSB filed with the Securities and Exchange Commission. These reports may be accessed through the EDGAR database maintained by the SEC at http://www.sec.gov/.
              -------------------

 InfoNow is a registered trademark of InfoNow Corporation. All other trademarks are the property of their respective owners.

                                       ###

InfoNow Announces First Quarter 2005 Results - Page 4 of 4


REPORTED FINANCIAL HIGHLIGHTS
(000s of U.S. Dollars except per share amounts)
Unaudited

                                                             Three Months Ended
                                                  March 31,         Dec. 31,        March 31,
                                                    2005              2004            2004
Statements of  Operations  Data
Revenues                                             $2,272          $2,409           $2,999
Cost of Revenues                                      1,733           1,636            1,315
                                               ---------------------------------------------
Gross Margin                                            539             773            1,684
Selling & Marketing Expense                             403             412              587
Product Development Expense                             199             273              258
General & Administrative Expense                      1,059             641              727
                                               ---------------------------------------------
Total Operating Expense                               1,661           1,326            1,572
Income/(Loss) from Operations                        (1,122)           (553)             112
Other Income                                             13              10                2
                                               ---------------------------------------------
Net Income  (Loss)                                  ($1,109)          ($543)             114
                                               =============================== =============
Net Income (Loss) Per Share:
  Basic                                             ($0.11)         ($0.05)           $0.01
  Diluted                                           ($0.11)         ($0.05)           $0.01
Average Shares Outstanding:
  Basic (000s)                                       10,052           9,987            9,817
  Diluted (000s)                                     10,052           9,987           11,404


                                                                  March 31,        Dec. 31,
                                                                    2005             2004
Balance Sheet Data
Assets:
Cash                                                                   $3,304         $3,764
Other Current Assets                                                    1,659          1,904
                                                                -----------------------------
Total Current Assets                                                    4,963          5,668
Other Assets                                                              429            480
                                                                -----------------------------
       Total Assets                                                    $5,392         $6,148
                                                                =============================
Liabilities and Stockholders' Equity
Total Current Liabilities                                                $2,669         $2,299
Other Liabilities                                                           145            171
Stockholders' Equity                                                      2,578          3,678
                                                                ------------------------------
       Total Liabilities and Stockholders' Equity:                       $5,392         $6,148
                                                                ==============================